                                                                   EXHIBIT 10.36

                                LEASE AGREEMENT
                                   (Office)


                          INVERNESS ASSOCIATES - 373
                        a Colorado general partnership
                                 (As Landlord)


                                      and


                                   EIS, INC.
                           a California corporation
                                  (as Tenant)

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page
                                                                                                                 ----
(S) 1.     RENT..................................................................................................   3
(S) 2.     FINISH WORK FOR AND ACCEPTANCE OF THE PREMISES........................................................   3
(S) 3.     OPERATING EXPENSES....................................................................................   3
(S) 4.     SERVICES..............................................................................................   7
(S) 5      SECURITY DEPOSIT.... .................................................................................   9
(S) 6.     CHARACTER OF OCCUPANCY................................................................................   9
(S) 7.     ALTERATIONS AND REENTRY BY LANDLORD...................................................................  10
(S) 8.     ALTERATIONS AND REPAIRS BY TENANT.....................................................................  10
(S) 9.     MECHANICS' LIENS/ PERSONAL PROPERTY TAX...............................................................  11
(S) 10.    SUBLETTING AND ASSIGN-MENT............................................................................  12
(S) 11.    DAMAGE TO PROPERTY....................................................................................  13
(S) 12.    INSURANCE AND WAIVER OF SUBROGATION...................................................................  13
(S) 13.    CASUALTY AND RESTORATION OF PREMISES..................................................................  14
(S) 14.    CONDEMNATION..........................................................................................  14
(S) 15.    DEFAULT...............................................................................................  15
(S) 16.    SURRENDER.............................................................................................  19
(S) 17.    SUBORDINATION AND ATTORNMENT..........................................................................  20
(S) 18.    ESTOPPEL..............................................................................................  20
(S) 19.    ENVIRONMENTAL.........................................................................................  21
(S) 20.    SUBSTITUTED PREMISES..................................................................................  22
(S) 21.    AUTHORITIES/NOTICE....................................................................................  22
(S) 22.    RULES AND REGULATIONS.................................................................................  23
(S) 23.    LIMITATION OF LANDLORD'S LIABILITY....................................................................  23
(S) 24.    PARKING...............................................................................................  23
(S) 25.    MISCELLANEOUS.........................................................................................  23
(S) 26.    SUBMISSION............................................................................................  25
(S) 27.    OPTION TO EXTEND......................................................................................  25

                                LEASE AGREEMENT
                                ---------------
                                   (Office)

          THIS LEASE ("LEASE") made as of July 29, 1997, is between
Inverness Associates - 373, a Colorado general partnership, having an office at c/o Inverness Properties, Inc., 2 Inverness Drive East, Suite 200, Englewood, Colorado 80112 ("LANDLORD"), and EIS, Inc., a California corporation having an office at 373 Inverness Drive South, Suite 205, Englewood, Colorado ("TENANT").

          This Lease is made on the terms and provisions set forth below, and each of the terms, covenants, provisions, and agreements in this Lease shall be a condition. The parties, for themselves, their legal representatives, successors, and assigns, agree as follows:

          A. Landlord leases to Tenant and Tenant leases from Landlord the promises shown on the attached EXHIBIT A ("PREMISES"), containing approximately 5,960 rentable square feet and being a part of that building ("BUILDING") parcel of real property ("REAL PROPERTY") the address of which is 373 Inverness Drive South, Suite 205, Englewood, Colorado 80112, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, the surface parking area, walkways and other common areas on the Real Property designated by Landlord for use by tenants of the Building. (The Real Property, including common corridors, lobby area, parking area, landscaped areas, walkways and other areas designated by Landlord for use by all tenants of the Building are collectively referred to as the "COMMON AREAS.")

          B. (1) The term of this Lease shall, unless the term shall sooner cease or expire as provided herein, commence on occupancy of the Premises by Tenant, but in no event later than September 1, 1997, (the "COMMENCEMENT DATE") and shall end on October 31, 2000, both dates inclusive and subject to extension as provided in Section 2.C (the "LEASE TERM", which definition shall also include any option term if the option is validly exercised), at a base annual rental ("BASE RENT") payable in monthly installments as set forth below:

     Period                                              Monthly Payment
     ------                                              ---------------
     Commencement to August 31, 1997, if applicable         $    0.00
     September 1 - October 31, 1997                         $2,297.00
     November 1, 1997 - October 31, 2000                    $4,594.00

Base Rent is calculated on the basis that the Premises shall contain approximately the rentable square feet specified above. Tenant shall pay the first monthly installment of Base Rent upon execution of this Lease.

          (2) In addition to Base Rent, Tenant shall pay Landlord an amount equal to Five and 25100 Dollars ($5.25) times the rentable square feet of the Promises, which represents Base Operating Expenses for the Premises, payable in equal monthly installments of Two Thousand Six Hundred Eight and 00100 ($2,608.00), beginning on the first day of September, 1997 and continuing each month thereafter during the term hereafter.

          C. Tenant shall use the Promises only for the purpose of selling, designing, and installing communication technology.

          D. As referred to in Section 3.A, Base Operating Expenses for the calendar year in which the term of this Lease commences, shall mean $5.25, Rentable Area shall be 82,957 square feet, and Tenant's Pro Rate Share shall be 7.184%.

          E.  The security deposit referred to in Section 5 shall be $7,202.00.

          F. Tenant shall be entitled to utilize, on an unreserved basis, one parking space per 275 rentable square feet of the Premises in accordance with and subject to the provisions of Section 24.

 Section 1.  RENT.
             ----

             All Base Rent shall be paid in advance on the first day of each month of the Lease Term. Rent for any period during the Lease Term which is for less than one month shall be prorated based upon the actual number of days in that month during which this Lease is in effect. All Base Rent and other charges hereunder shall be payable without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America to Landlord at Inverness Associates, Department 0337, Denver, Colorado 80256-0337, or to such other persons or at such other places as Landlord may, from time to time, designate in writing. "LEASE YEAR" as used in this Lease shall mean each 12 full calendar month period following the Lease Commencement Date (as such date is determined under Section 2.C) and each 12-month period thereafter.

 Section 2.  FINISH WORK FOR AND ACCEPTANCE OF THE PREMISES.
             ----------------------------------------------

         A. The Premises shall be improved by Landlord at its cost in accordance with the plan attached as EXHIBIT B ("TENANT FINISH WORK"). All work and materials specifically identified on the attached Exhibit B shall be at Landlord's cost and shall be referred to as "STANDARD TENANT FINISH." All work and materials required to complete the Tenant Finish Work not specifically identified on EXHIBIT B shall be at Tenant's cost and shall be referred to as "ABOVE STANDARD TENANT FINISH." Landlord shall promptly cause its contractor to commence and proceed with due diligence to complete the Tenant Finish Work in a good and workmanlike manner and in compliance with all applicable laws, rules, and regulations, and substantially in accordance with Exhibit B, subject to delays beyond the control of Landlord or Landlord's contractor. Tenant acknowledges that the Landlord may be completing the Tenant Finish Work, other than carpeting and painting the Preinises which shall be done prior to the Commencement Date, after Tenant has taken possession of the Premises.

         B. Tenant's taking possession of the Premises shall be conclusive against Tenant that as of the date of such taking the Promises were ready for occupancy and in the condition agreed by the parties except for the remaining Tenant Finish Work and those items set forth on the punch list (if any) furnished to Landlord not later than 15 days after such taking of possession and latent defects, if any, of which Landlord is given written notice not later than 90 days following the date Tenant takes possession. Damage which is the result of the acts of Tenant or its employees or contractors, including any damage which occurs during Tenant's move into the Premises, shall not be included on the punch list. Landlord shall complete the punch list item with reasonable diligence. If it has not taken possession earlier, Tenant shall be deemed to have taken possession of the Premises 5 days after Landlord shall have delivered to Tenant a notice that the Premises are ready for occupancy.

         C. If Landlord shall permit Tenant to occupy any part of the Premises; before the Lease Commencement Date, such occupancy shall be subject to all of the provisions of this Lease. Early possession shall not advance the expiration date of this Lease.

 Section 3.  OPERATING EXPENSES.
             ------------------

             A. The following terms shall have the meanings respectively given them below:

                 (1) "BASE OPERATING EXPENSES" - the annual amount set forth in Paragraph E on page 1 of the Lease multiplied by the total number of square feet of Rentable Area. Tenant acknowledges that Landlord has not made any representation or given Tenant any assurance that Base Operating Expenses will equal or approximate the actual Operating

Expenses for any Lease Year, including the first Lease Year.

          (2) "RENTABLE AREA" - all rentable space available for lease in the Building. If there is a significant change in the aggregate Rentable Area as the result of an addition to the Building, partial destruction, modification to design or other cause which causes a reduction or increase on a permanent basis, Landlord's Accountants shall make such adjustments in the computations as shall be necessary to reflect any such change.

          (3) "TENANT'S PRO RATE SHARE" - Tenant's percentage portion of increases in Operating Expenses as such percentage is specified in Paragraph E on page 1 of this Lease. If at any time during the Lease Term, Tenant leases additional space in the Building, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including the Additional space) by the Rentable Area and the resulting percentage figure shall then become Tenant's Pro Rata Share.

          (4) "LANDLORD'S ACCOUNTANTS" - the individual or firm employed by Landlord from time to time to keep the books and records for the Building and Common Area and/or to prepare the federal and state income tax returns for Landlord with respect to the Building and Common Area, which shall be certified to by an appropriate representative of Landlord.

          (5) "OPERATING EXPENSES" - all operating expenses of any kind or nature determined in accordance with sound accounting practice as applied to the operation and maintenance of first class office buildings in the metropolitan Denver, Colorado area, including without limitation:

          (a) all real property taxes and assessments levied against the Building and/or Common Areas by any governmental or quasi-governmental authority, including ny taxes, impositions, or assessments of a nature not presently in effect and subsequently levied on the Building and/or Common Areas as a result of the use, ownership or operation of the Building and/or Common Areas, or for any other reason, whether in lieu of, or in addition to, any current real estate taxes and assessments, provided, that (i) any taxes levied on the rentals of the Building shall be determined as if the Building were Landlord's only property and, (ii) in no event shall "taxes or assessments" include any net federal or state income taxes levied or assessed on Landlord unless such taxes are a specific substitute for real property taxes (such term shall, however, include gross tax an rentals); expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be also included in such computations (all of the foregoing are collectively referred to as "TAXES");

          (b) Costs of supplies, including, without limitation, costs of relamping all standard building tenant lighting as required from time to time;

          (c) Costs in connection with obtaining and providing energy for the Building, including, without limitation, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, or coal;

          (d)  Costs of water and sanitary and storm drainage services,

          (e) Costs of security services and of managing and operating any computer which controls building energy consumption, life safety equipment, fire alarms, and security access response, when applicable, and costs of janitorial services for the Common areas.

          (f) Costs of maintenance and non-structural repairs to any part of the interior or exterior of the Building (and its systems and equipment) or Common Areas, including without limitation costs under maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work;

          (g)  Costs of maintenance and replacement of landscaping;

          (h) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement, the part of any claim required to be paid under the deductible portion of any insurance policy carded by Landlord in connection with the Building or Common Areas or their component parts (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance, and any other insurance carried by Landlord on the Building or Common Area or their component parts (all such insurance shall be in such amounts as Landlord may reasonably determine);

          (i) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

          (j)  Professional building management fees,

          (k) Legal, accounting, inspection and other consultation fees incurred in the ordinary course of operating the Building and in making the computations required hereunder; and

          (l) Costs of capital improvements and structural repairs and replacements made in or to the Building and/or Common Areas in order to conform to new, or changes in existing, laws, ordinances, rules, regulations or orders of any governmental or quasigovernmental authority having jurisdiction over the Building and/or Common Areas effective after the date hereof ("REQUIRED CAPITAL IMPROVEMENTS"); costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses ("COST SAVINGS IMPROVEMENTS"); and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building as a first class office building. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over their useful life, as reasonably detertnined by Landlord's Accountants, provided that the amortized amount of any Cost Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof.

"Operating Expenses" shall not include: (i) costs of any work, including painting, decorating and tenant-change work, which Landlord performs for any tenant or in any tenant's space in the Building other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision and services provision similar to those herein; (ii) costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received; (iii) leasing commissions, advertising expenses and other costs incurred in leasing space in the Building; (iv) costs of repairs or rebuilding necessitated by condemnation; (v) interest on borrowed money or debt amortization, except as specifically set forth above; or (vi) depreciation on the Building.

          B. As provided below, for each calendar year of the Lease Term (including the calendar year in which the Lease Term commences) Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of the increase in the Operating Expenses for the calendar year just completed over Base Operating Expenses and shall also pay to Landlord monthly during each calendar year following the year in which the Lease Term commences, an estimate of Tenant's Pro Rata Share of the amount by which actual Operating

Expenses attributable to the calendar year during which such amounts are paid will exceed the Base Operating Expenses. As soon as practicable after the end of each calendar year during the Lease Term, beginning with the end of the calendar year in which the Lease Term commences, Landlord shall submit to Tenant a statement setting forth: (i) the amount of the increase, if any, in the amount of Tenant's Pro Rate Share for the calendar year just completed over Base Operating Expenses, and (ii) for each calendar year following the year in which the Lease Term commences, the difference, if any, between the amount of Tenant's actual Pro Rata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of the increases paid for that year. Each statement shall also set forth the amount of the estimated increases in Operating Expenses over Base Operating Expenses for the new calendar year computed in accordance with the foregoing. To the extent that the amount of Tenant's Pro Rata Share of actual increases for the period covered by such statement is higher than Tenant's payments (if any) of its Pro Rata Share of the estimated increases for the calendar year just completed, Tenant shall pay to Landlord the difference in cash within 30 days following receipt of the statement from Landlord. If, however, the amount of Tenant's Pro Rata Share of the actual increases for the period covered by the statement is less than the amount of Tenant's Pro Rata Share of the estimated increases paid during the calendar year just completed, Landlord shall credit the difference against the Tenant's estimated payment for such Operating Expenses for the current year. Until Tenant receives each such statement, Tenant shall continue to pay the amount required for the prior year, but Tenant shall commence payment to Landlord of the monthly installments of such estimates on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement. Tenant shall also pay to Landlord or deduct from the rent, as the case may be; the difference, if any, between the monthly installments of rent, so adjusted, for the new year and the monthly installments of rent actually paid during the new year.

          C. Tenant's obligation with respect to payment of its Pro Rata Share of increases shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much of it as it deems necessary, to secure such payment attributable to the year in which this Lease terminates. If this Lease is in effect for less than a full calendar year during the first or last calendar year of the Lease Term, Tenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in iuch year during which this Lease was in effect (the "Adjusted Base Operating Expenses"), and the Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for that partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses.

          D. Tenant shall have the right within 30 days after a statement of actual Operating Expenses for a particular calendar year has been rendered by Landlord, upon notice to Landlord, at Tenant's sole cost, to examine Landlord's books and records relating to the determination of these Operating Expenses. Unless Tenant objects to the resulting rental adjustment within the 30-day period, the statement and adjustment shall be deemed conclusive.

          E. In computing increases any special assessments shall be deemed payable in such number of installments as permitted by law, whether or not actually so paid. If the Building has not been fully assessed as a completed structure, then for the purposes of computing the Operating Expenses for any adjustment herein, Taxes shall be adjusted by Landlord as of the date on which the adjustment is to be made to reflect full completion of the Building including installation of Tenant Finish

Work for all Rentable Area. If any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses, then, to the extent that Landlord's Accountants determine that an adjustment should be made in making the computations herein, Landlord's Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Lease Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. In making the computations above Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section as shall be reasonably necessary to achieve the intention of the parties. If the Rentable Area is not fully occupied during a Lease Year, Landlord's Accountants may reasonably adjust those Operating Expenses which are affected by the occupancy rates for that Lease Year, or portion thereof, as the case may be, to reflect full occupancy.

          F. The Rentable Area, the Base Rent, and Tenant's Pro Rata Share may be appropriately recalculated and adjusted in the event that the Building and/or Premises are measured upon completion and it is determined that the square footage of the Building and/or Premises differs from those figures set forth on page I of this Lease.

          G. Tenant shall at its sole cost and expense, separately contract for and provide janitorial service to the Premises. Landlord may impose reasonable rules, regulations and requirements on such janitorial service.

          H. Tenant acknowledges that the Premises together with adjacent space currently leased by General Electric Company (the "GE Space") are collectively seperately metered for electrical power. Because of the prohibitive cost of seperately metering the Premises and the GE Space, Landlord will not separately meter the Premises. In lieu of such seperate metering, Landlord shall have the electricity metered in Landlord's name and seperately bill Tenant and such tenant as leases the GE Space for alectjical usage on a pro rate basis based on the rentable square footage of each tenant Based on that formula, commencing with the commencement of the Lease, Tenant would be responsible for 38% (5,960 + 15,690) of the electrical cost billed to Landlord. During such time as the GE Space is unoccupied by a subsequent tenant, Tenant shall be responsible for all of the electrical bill to Landlord, less an appropriate deduction, such deduction to be reasonably determined and agreed upon between Tenant and Landlord, for the electrical consumption that is required for the GE Space when vacant. If the use of the Premises or the GE Space increase from Ordinary Business Hours, Landlord shall make reasonable adjustments so that Tenant is paying for an equitable pro ration of the electrical consumption. Any amounts billed to Tenant by Landlord pursuant to this subparagraph H are in addition to any other amounts paid to Landlord by Tenant pursuant to Section 3 of the Lease.

 Section 4.  SERVICES.
             --------

             A. Subject to the provisions of D below, Landlord agrees, without charge except as provided in this Lease, and in accordance with those standards prevailing from time to time for the Building: (1) to furnish running water at those points of supply for general use of tenants of the Building, heated and cooled air, electrical current, janitorial services and such maintenance as Landlord reasonably deems necessary for all Common Areas; (2) to furnish, during Ordinary Business Hours such heated or cooled air to the Premises as may, in the reasonable judgment of Landlord, be required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant, and cooled air is used only for standard office use; (3) if the Building is equipped with elevators, to provide, during Ordinary Business Hours, non-exclusive use of a passenger elevator for access to and from the Premises (with at least one such elevator being available at all times except in the case of emergencies or repair); (4) to provide janitorial services for the Premises to the extent of the Standard Tenant Finish items contained therein (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), but unless and until Building standard changes, such janitorial services will be provided after business hours only on Monday through Friday, excluding Legal Holidays; and (5) to cause electric power to be supplied to the Premises for building standard fluorescent lighting and for general purpose 120 volt single-phase plug-in power for ordinary office usage, but in any event, the combination of both are not to exceed 5 watts per useable square foot per National Electric Code connected load requirements ("PERMITTED POWER"). "ORDINARY BUSINESS HOURS" shall be 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted. "LEGAL HOLIDAYS" shall mean New Year's day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be established by the federal government.

          B. To the extent (a) electric current in excess of Permitted Power is used for any machinery, equipment or otherwise in the operation of the Premises,
(b) electric current is used in the Promises at times other than Ordinary Business Hours, or (c) any use of machinery or equipment would overload Building facilities (or would result in an imbalance in the HVAC systems designed for the Building), then and in each such case Tenant's rent may be increased by Landlord in such amounts as Landlord reasonably determines necessary to cover the increased cost resulting from such uses, including additional air conditioning costs and other ancillary costs incurred by Landlord attributable to any such uses (including costs required to make such service available to the Premises). Such increases shall be paid monthly with the monthly rental installment. Tenant shall also reimburse Landlord for all costs of modifying the Building HVAC system and/or extending or modifying any electrical service as Landlord may reasonably determine is necessary as a result of Tenant's excess usage. Before installation or use by Tenant of any equipment other than that which utilizes only Permitted Power, or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use, and obtain Landlord's consent. In addition to the foregoing, Landlord may, at Landlord's option, then or at any time thereafter, require Tenant, at Tenant's sole cost and expense, to install a check meter to assist in determining the amount by which Tenant's rent should be increased. If Tenant desires electric current or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply such services, but at the expense of Tenant at Landlord's standard rate as reasonably established by it from time to time for such services. Not less than 48 hours prior notice shall be given to Landlord of Tenant's desire for these additional services. Tenant shall also pay the cost of replacing light bulbs or tubes used in all non-standard Building lighting in the Premises.

          C. If Tenant requests janitorial services other than those standard services provided to other tenants of the Building, Tenant shall separately pay for such service monthly upon billing by Landlord, or, at Landlord's option, Tenant shall separately contract for such services with the same company furnishing janitorial services to Landlord. Tenant shall have the right, subject to Landlord's prior written consent and'such rules, regulations and requirements as Landlord may reasonably impose (including, but not limited to, the requirement thatsuch janitors belong to a trade union), to employ janitors other than those employed by Landlord to perform such additional services.

          D. Landlord shall not be liable for failure to supply heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period as long as Landlord is using reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, including utility regulations, it being agreed that such services may be discontinued, reduced or curtailed (either temporarily or permanently) at such times as may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, rules and regulations, or any other happening beyond the control of Landlord. In the event of an interruption, reduction, or discontinuance of services (either temporary or permanent) as set forth above, Landlord shall neither be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, cause or permit an abatement, reduction, or setoff of rent, or operate to release Tenant from any of its obligations under this Lease.

          E Tenant shall promptly notify the Landlord (or its representative) of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and provide Landlord with prompt notification of any condition of which it becomes aware which may cause injury or damage to the Building or any person or property therein.

 Section 5.  SECURITY DEPOSIT.
             ----------------

             Concurrent with the execution of this Lease, Tenant shall deposit with Landlord, and will keep on deposit at all times during the term of this Lease, the amount set forth:in Paragraph F on page 1 of this Lease, as security for the payment by Tenant of all rent and other amounts agreed to be paid and for the performance of all the terms and conditions of this Lease to be performed by Tenant. If Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use the deposit, or so much as is necessary, in payment of any, rent or other amounts in default, reimbursement of expenses incurred by Landlord, and payment of damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, promptly remit to Landlord a sufficient amount in cash to restore the deposit to its original amount If the deposit is not utilized, it (or as much thereof as has not been utilized for such purposes) shall be refunded to Tenant, or to whoever is than the holder of Tenant's interest in this Lease, without interest, upon full performance of this Lease by Tenant. Landlord shall have the right to commingle the deposit with other funds of Landlord and need not keep it in a trust account Landlord may deliver the deposit to the purchaser of Landlord's interest in the Premises in the event such interest be sold, and Landlord shall then be discharged from further liability with respect to it. If claims of Landlord exceed the deposit, Tenant shall remain liable for the balance of such claims.

 Section 6.  CHARACTER OF OCCUPANCY.
             ----------------------

             Tenant shall: occupy the Premises only for the purpose set forth in Paragraph D on Page 1 of this Lease for no other purpose; use them in a careful, safe and proper manner; pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant's agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant; and comply with all, and not use or permit the Premises to be used for any purposes prohibited by, the laws, codes, rules and regulations of any governmental authority having jurisdiction feven if the foregoing shall necessitate changes or modificafions within the Premises) or the provisions of the restrictive covenants affecting the Building and not permit any nuisance on or in the Premises. Tenant shall allow no use to be made of the Premises which will cause the cancellation of any insurance policy covering the Premises or the Building, and if the particular use to which the Tenant puts the Premises causes an increase in insurance rates, Tenant shall pay any such increase.

 Section 7.  ALTERATIONS AND REENTRY BY LANDLORD.
             -----------------------------------

             A. Unless otherwise expressly provided herein Landlord shall not be required to make any modifications, improvements or repairs of any kind or character to the Premises during the Lease Term, except such repairs to the base, shelf and core of the Building, the roof, building standard HVAC, electrical and plumbing facilities and Common Areas as may be deemed necessary by Landlord for normal maintenance operations of the Building and Common Areas (so long as the need for such repairs is not the result of Tenant's negligence) and provided such obligation shall not include the interior surface of exterior walls, windows, doors, or interior plate glass. Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways and elevators of the Building.

             B. Tenant shall permit Landlord to enter the Premises at any time upon reasonable notice to Tenant to show the Premises for leasing or to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services, repairs, additions or alterations as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of other portions of the Building and Common Areas or as may be required by governmental authorities. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent. Landlord shall have the right at its election to make such alterations or changes in other portions of the Building and Common Areas as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's use and occupancy of the Premises.

 Section 8.  ALTERATIONS AND REPAIRS BY TENANT.
             ---------------------------------

             A. Tenant shall not make any alterations in or additions to the Premises (subsequent to the work in the Premises performed by Landlord in accordance with Section 2.A above), including installation of any equipment or machinery which requires modification of or additions to any existing electrical outlet or which would increase Tenant's usage of electricity beyond Permitted Power (all such alterations being referred to collectively as "ALTERATIONS"), without in each instance first obtaining the written consent of Landlord. As to any Alterations to which Landlord has consented, Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all required governmental permits and certificates, and cause such Alterations to be completed in compliance therewith and all applicable laws and regulations and all applicable requirements of Landlord's insurance carriers. All Alterations shall be performed in a good and workmanlike manner, using new materials and equipment equal or better in quality to the odginal installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of B below, and any Alterations permitted by Landlord pursuant hereto, shall be done at Tenant's expense by Landlord's employees or, with Landlord's consent by persons requested by Tenant and authorized in writing by Landlord; provided, however, if such work is performed by persons who are not employees of Landlord,

Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, Tenant shall on request deliver to Landlord certificates issued by insurance companies qualified to do business in Colorado evidencing that workmen's compensation, public liability insurance and property damage insurance (all in amounts, with companies and on forms satisfactory to Landlord) are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord (and any Mortgagee) as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without 10 days prior written notice to Landlord and such Mortgagee. Further, Landlord or such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Promises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary. Alterations, repair and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

          B. Tenant shall keep the Premises in as good condition and repair as when they were entered upon, and in an orderly state, loss by fire or other casualty or ordinary wear excepted. Subject to Landlord's obligation to make repairs in the event of certain casualties as set forth in Section 13 , Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the Lease Term regardless of cause, including, without limitation, carpeting, draperies, window coverings, interior plate glass, wallcoverings, painting, or any of Tenant's property or betterments in the Premises.

          C. All Alterations and permanent fixtures installed in the Premises, including all partitions, paneling, carpeting, drapes or other window covering, and light fixtures (but not including movable office furniture not permanently attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises without disturbance or injury at the end of the Lease Term, unless Landlord gives Tenant notice not later than 15 days before the end of the Lease Term to have Tenant remove all or any of the Alterations, and which event Tenant shall promptly remove at Tenant's expense the Alterations specified by Landlord and restore the Premises to their prior condition, reasonable wear and tear excepted.

 Section 9.  MECHANICS' LIENS/ PERSONAL PROPERTY TAX.
             ---------------------------------------

             A. Tenant shall cause to be paid all costs for work done or caused to be done by Tenant an the Premises (including work performed by Landlord or its contractor at Tenant's request following commencement of the Lease Term) of a character which could result in liens on Landlord's interem Tenant will keep the Premises free and clear of all mechanics' and other liens on account of work done for Tenant or persons claiming under it, excluding Tenant Finish Work performed by Landlord pursuant to this Lease. Tenant agrees to indemnify and defend Landlord with respect to all liability, loss, damage, cost or expense, including attorneys' fees, on account of any claims of any nature whatsoever, including claims or liens of laborers or materialmen or others, for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant Should any liens be filed or recorded against the Premises and/or the Building or any action affecting the title thereto be commenced as a result of such work, Tenant shall cause such liens to be removed of record within 5 days after notice from Landlord. If Tenant desires to contest any claim or lien, Tenant shall furnish to Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest, or, at Landlord's option, file a bond and obtain a release of the lien pursuant to applicable law. If a final judgment establishing the validity or existence of any such lion is entered, Tenant shall pay and satisfy it at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed, and shall not have given Landlord security as provided above, Landlord may (but without being required) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

          B. Tenant shall pay all sales and use taxes imposed as the result of Tenant's business conducted on the Premises and all personal property taxes assessed against personal property of Tenant situated thereon during the Lease Term.

 Section 10.  SUBLETTING AND ASSIGNMENT.
              -------------------------

              A. Without the prior written consent of Landlord neither Tenant nor Tenant's legal representatives or successors, shall, by operation of law or otherwise, assign or mortgage this Lease or sublet the whole or any part of the Premises or permit any part thereof to be used or occupied by others.
Landlord's consent to any such transaction shall be in Landlord's sole and absolute discreton. The term "assign" as used herein, shall also include the following: (i) a sale or distribution by Tenant of all or substantially all of its assets, (ii) the sale or transfer by Tenant of all or substantially all of its stock if Tenant is a corporation; (iii) a merger of Tenant with another corporation; (iv) a sale or transfer of all or substantially all of the beneficial ownership interests in a tenant which is a partnership; or (v) an assignment of a part interest in this Lease or any assignment from one co-tenant to another.

              B. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent and other charges hereunder, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or Occupant as the Tenant hereof, or a release of Tenant from further performance by Tenant unless expressly agreed to in writing by Landlord. Consent by Landlord to any one assignment or subletting shall not be construed as releasing the requirement of obtaining the Landlord's written consent to any further assignment or subletting rincluding subletting by any subtenant). Notwithstanding the consent of Landlord to any subletting or assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord including but not limited to the payment of all Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses unless explicitly agreed to in writing by Landlord. Landlord's consent to any requested subletting or assignment shall not waive Landlord's right to refuse to consent to any other such request Tenant shall pay to Landlord within 30 days of receipt of an invoice therefor all reasonable costs incurred by Landlord in reviewing and preparing documents with respect to any proposed subletting or assignment of the Premises.

              C. In the event Tenant receives rental or other sums from any subtenant or assignee in excess of the Base Rent and increases in Operating Expenses required to be paid by Tenant, Landlord shall be entitled to 50% of such excess. Tenant shall promptly pay to Landlord 50% of such excess rental as when it is received by Tenant from any such subtenant or assignee.

 Section 11.   DAMAGE TO PROPERTY.
               ------------------

               A. Tenant shall not hold or attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises or in other parts of the Building and/or Common Areas or to Tenant's business or loss of income from it, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise, and keeping or storing of all property of Tenant in the Building, Common Areas and/or Premises shall be at the sole risk of Tenant Tenant waives all claims with respect to damage to property or personal injury, except with respect to personal injury claims arising out of the affirmative negligent acts or intentional misconduct of Landlord or its agents or employees.

               B. Subject to provisions of Section 12 below, Tenant agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building, or to any other invitee in the Building and Common Areas for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the Tenant, Tenant's agents, servants or employees, or of any other person entering upon the Premises; under express or implied invitation of Tenant, or where such injuries are the result of the violation of the provisions of this Lease by any of such persons.

 Section 12.   INSURANCE AND WAIVER OF SUBROGATION.
               -----------------------------------

               A. Landlord shall maintain property insurance on the shell and core of the Building and on the Premises, Building and Common Areas to the extent of the Standard Tenant Finish therein, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance, as Landlord deems appropriate. Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or an any fixture or equipment removable by Tenant under the provisions of this Lease or any other improvements installed in the Premises by or for Tenant other than Standard Tenant Finish, and Landlord shall not be obligated to replace or repair any damage to them.

               B. Tenant shall maintain throughout the term of this Lease "all risk" insurance an all of Tenant's property and betterments in the Premises including, without limitation, all furniture, fixtures, personal property, and all tenant finish in excess of that included within the Standard Tenant Finish.

               C. Tenant shall maintain throughout the term of this Lease a comprehensive general liability policy, including protection against death, personal injury and property damage, issued by a reputable insurance company qualified to do business in Colorado with a single limit of not less than $1,000,000.

               D. All policies of insurance required to be carried by Tenant shall name Landlord as an additional insured. Each such policy shall provide that it may not be canceled or modified without at least 30 days prior written notice to Landlord and any Mortgagee. Tenant shall deliver certificates as requested by Landlord evidencing that such insurance is in force and effect. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

               E. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for (a) any loss to its property capable of being insured against by "all risk" insurance coverage whether carried or not; and

(b) all loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional operating costs or other costs or expenses, whether similar or dissimilar, which could be insured against under business interruption insurance (whether or not carried). Each party shall notify their insurers of these mutual waivers, obtain at its cost waivers of subrogation and any other special endorsements required by their insurer to evidence compliance with the aforementioned waiver, and shall upon request provide the other evidence that its policies have been so endorsed.

 Section 13.   CASUALTY AND RESTORATION OF PREMISES.
               ------------------------------------

               A. If the Premises or the Building are damaged by fire or other casualty so as to render the Premises wholly untenantable, and if a licensed architect selected by Landlord shall certify in writing to Landlord and Tenant within 60 days of the casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 days from the date of the casualty, then this Lease shall terminate as of the date of such casualty and Tenant shall thereupon surrender to Landlord the Premises and all interest therein, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination. If, however, the damage is such that the architect shall certify within the 60-day period that the Premises can be made tenantable within the 180-day period, then, except as provided in C below, Landlord shall repair such damage to the extent of the Standard Tenant Finish with all reasonable promptness.

               B. If the Premises, without the fault of Tenant, is slightly damaged by casualty, but not so as to render them wholly untenantable or to require a repair period in excess of 180 days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, shall, except as provided in C below, cause them to be repaired to the extent of the Standard Tenant Finish with all reasonable promptness. If the estimated repair period as established in accordance with the provisions of A above exceeds 180 days, then the provisions of A shall control even if the Premises are not wholly untenantable.

               C. If the Building is materially damaged by casualty so that the estimated repair period established in accordance with A above exceeds 180 days, or if the damage is material and is not covered by Landlord's casualty insurance (even if in either instance the Premises may not be affected, or if affected, can be repaired within the 180 day period), Landlord may, within 60 days of such casualty, in the exercise of its reasonable business judgment, determine not to reconstruct or rebuild the Building, in which event, upon notice in writing to that effect given by Landlord to Tenant within the 60-day period, Tenant shall pay the rent and other charges, properly apportioned up to the date of notice (or the date of the casualty if the Promises is untenantable by reason of such casualty), and this Lease shall terminate as of such date.

               D. Provided that the casualty is not the fault of Tenant, Tenant's agents, servants or employees, Tenant's rent shall abate during any such period of repair and restoration in the same proportion that the part of the Premises rendered untenantable bears to the whole.

 Section 14.   CONDEMNATION.
               ------------

               If all or substantially all of the Premises, or any portion of the Building and Common Areas which shall render the Premises untenantable, shall be taken by condemnation or similar proceeding, or shall be conveyed in lieu thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within 30 days after such taking or conveyance, shall terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant shall surrender to Landlord the Premises and all interest therein under this Lease, and if necessary Landlord may reenter and take possession of the Premises or remove Tenant therefrom. If less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to their immediately prior condition unless Landlord elects not to reconstruct or rebuild as described in Section 13.C. Landlord shall receive the entire award or consideration for the portion of the Building so taken in the event of any such taking or conveyance, provided Tenant shall be entitled to separately claim for Tenant's trade fixtures and removable personal property.

 Section 15.   DEFAULT.
               -------

               A.   Each of the following shall be an "EVENT OF DEFAULT":

                    (1) Tenant shall fail to pay punctually rent or any other amounts due hereunder, provided, however, that Tenant may cure an Event of Default under this provision at any time prior to 5 days after receipt of written notice thereof from Landlord. Tenant shall not be entitled to more than 2 notices of a monetary default during any Lease Year, and thereafter if any rent or other amounts owing hereunder are not paid when due, no cure period shall be allowed under this provision;

                    (2)  Tenant shall abandon the Premises,

                    (3) This Lease or the interest of Tenant shall be transferred to or shall pass to any other person or party except in accordance with Section 10;

                    (4) This Lease or the Premises (or any part) shall be taken by execution or other process directed against Tenant, or shall be taken by any attachment by any creditor of or claimant against Tenant and is not be discharged or disposed of within 15 days after its levy;

                    (5) The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of any federal or state bankruptcy low or any other federal or state law relating to insolvency or reorganization, the adjudication that the Tenant is insolvent or bankrupt, or the entry of an order for relief under any federal or state bankruptcy law with respect to Tenant.

                    (6) The filing of any petition or the commencement of any case or proceeding described in (5) above against the Tenant, unless such petition and all related proceedings are dismissed within 60 days from the filing, the filing of an answer by Tenant admitting the allegations of any such petition, or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

                    (7) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, or the failure of the Tenant generally to pay its debts as they mature;

                    (8) The admission in writing by Tenant or if Tenant is a partnership any partner of Tenant that Tenant is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

                    (9) Tenant shall fail to take possession of the Premises on the date the Lease Term commences,

                    (10) Tenant shall fail to perform any of the other provision of this Lease on Tenant's part to be performed, and such failure shall continue for a period of 30 days after written notice to Tenant, or if such failure cannot be reasonably be cured within the 30-day period but can be had within 75 days or less, Tenant shall not in good faith have commenced such cure within such 30-day period and shall not diligently proceed to completion.

               B. Upon any one or more Events of Default, then Landlord shall at its election have the right, then or at any time thereafter, either:

               (1) (a) To reenter and take possession of the Premises (or any part) without demand or notice, and repossess them and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, using such force as may be necessary, without being liable for the prosecution thereof, or being deemed guilty of trespass and without prejudice to any remedies. Should Landlord elect to reenter as provided herein, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to me, without terminating this Lease, relet the Premises (or any part), either alone or in conjunction with other portions of the Building, in Landlord's or Tenant's name, but for the account of Tenant, for such term or term (which may be greater or less than the perioi which would otherwise have constitked the balance of the Lease Term) and on such conditions and upon such other term (which may include such concessions, free rent, alterations, and repair of the Premises) as Landlord, in its sole discretion, nay determine, and Landlord may collect and receive the rents therefor. Landlord shall not be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant and no notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless the notice specifically so states. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in the notice.

               (b) If Landlord elects to take possession of the Premises as provided herein without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration, remodeling and repair costs, tenant finish costs, and expenses of preparation for such reletting. If, in connection with any reletting, the now lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided above, will be made in determining the net proceeds received from reletting within such determination, any rent concessions will be apportioned over the term of the new Lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive them from Tenant on each such day;

               (2) To give Tenant written notice of intention to terminate this Lease as of the date of such notice or an any later date specified therein, and on such date, Tenant's right to possession of the Premises shall cease and the Lease shall terminate, except as to Tenant's liability as provided below, as if the expiration date specified in such notice was the date otherwise fixed as the end of the Lease

Term. If this Lease is terminated pursuant to the provisions of this (2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term had it not been terminated, less the net proceeds (if any) of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, the expenses enumerated in (1)(b). Landlord shall be entitled to collect these damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive these from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant, as damages for loss of bargain and not as a penalty, an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved and payable under this Lease for the balance of the Lease Term hereof over the amount of rental which Landlord can obtain as rent for the remaining balance of the term ("REASONABLE RENTAL VALUE"), plus all amounts incurred by Landlord in obtaining possession of and reletting the Premises including but not limited to attorneys' fees, reletting expenses, alterations and repair costs, and brokerage commissions), plus all amounts for unamortized Standard Tenant Finish costs which have not yet been recovered through rental payments.

               (3) In addition to Landlord's rights set forth in (1) and (2) above, if Tenant fails to pay rent and other amounts owing hereunder as and when due more than two times during any 12-month period during the Lease Term, then, upon the occurrence of the third or any subsequent failure to pay during that 12-month period, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in cash or its equivalent, in advance, the entire rent and Landlord's estimate of all other amounts which will become due and owing hereunder by Tenant for the balance of the Lease Term (or if such default occurs during any extension term, the amounts which will be required to be paid will be those attributable to the balance of the extension term). All such amounts shall be paid by Tenant within 30 days after demand from Landlord. All monies so paid shall be retained by Landlord, without interest, for the balance of the Lease Term, and shall be applied by Landlord to all amounts owing hereunder by Tenant as they become due Of Landlord's estimate of the amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within 30 days after written notice, of the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amount for which Tenant is responsible).

               C. Action(s) to recover rent, other amounts, and damages set forth above may be brought by Landlord, from time to time, at Landlord's election, and nothing shall be deemed to require Landlord io await the date on which the Lease Term would have otherwise expired had there been no such default or termination. Landlord agrees to use reasonable efforts, subject to the exercise of its reasonable business judgment, to relet the premises to a qualified tenant(s) should it retake possession pursuant to B.(1) or (2) above, recognizing, however, that Landlord for its affiliates) is the owner or operator of other buildings and is not obligated in any way to give any preference to such reletting over leasing in such other buildings. Each right and remedy provided in this Lease shall be cumulative and in addition to, and not in lieu of, every other right or remedy provided in this Lease or now or hereafter existing by statute or otherwise, including suits for injunctive relief or specific performance. The exercise by Landlord of any one or more of the fights or remedies provided in this Lease or now or hereafter existing by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided in this Lease or now or hereafter existing by statute or otherwise. If any action is commenced arising out of the terms and provisions of this Lease, the prevailing party shall be entitled to recover from the other party all costs and expenses, including without limitation all reasonable attorneys' fees, incurred in connection with that action.

               D. No failure by Landlord to insist upon the strict performance of any provision of, or the exercise of any right or remedy upon a breach of this Lease, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such provision. No provision to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified except by written instrument signed by Landlord. No waiver of any breach shall affect or after this Lease. Notwithstanding any termination of this Lease, any provisions which by their nature require observance or performance by Landlord or Tenant subsequent to such termination shall continue in force and affect.

               E. Nothing contained in this Section 15 shall limit or prejudice the right of Landlord to liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding in an amount equal to the maximum allowed by any statute or rule of law governing such proceeding, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, under any of the preceding provisions of this Lease. Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered an Event of Default only when it shall be taken or brought by or against the then holder of the leasehold estate under this Lease. Landlord shall be entitled under the federal bankruptcy law to "adequate assurance" of future performance of the terms and provisions of this Lease in the event of an assumption or assignment in bankruptcy, and the parties agree that the term "adequate assurance" shall include at few the following: (i) The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease, and to assure that the proposed assignee will have the resources to pay the rent under this Lease, any proposed assignee must have a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective increased by 7%, compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment; (ii) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

               F. Any rents or other amounts owing hereunder not paid within 5 days after the date they are due or any amounts advanced by Landlord on behalf of Tenant shall thereafter bear interest at an annual rate of three percentage points over the prime rate then being charged by First Interstate Bank of Denver, N.A. to its most creditworthy customers on an unsecured basis for short term loans (the "PRIME RATE"), or the highest rate permitted by applicable usury law, whichever is lower, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within 5 days after written notice, Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine; accordingly, Tenant shall pay to Landlord an additional one-time late charge for any such late payment in the amount of 5% of such payment.

               G. In the event of any alleged default on the part of Landlord, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default (which shall not be less than 30 days). Notice to Landlord of any such alleged default shall be ineffective unless such notice is simultaneously delivered to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building ("MORTGAGEES"); Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and Leases, or otherwise), of the address of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional 30 days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued. In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including but not limited to lost profits or interruption of business at a result of any alleged default by Landlord hereunder.

 Section 16.   SURRENDER.
               ---------

               A. Upon expiration or other termination of the Lease Term, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture and other effects and such Alterations as Landlord shall have required Tenant to remove pursuant to Section 8.C. If Tenant fails to so vacate the Promises, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including amounts required to be paid to third parties who were to have occupied the Premises.

               B. All movable furniture and personal effects of Tenant not removed from the Premises upon their abandonment or upon termination of this Lease shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person, and without obligation to account therefor, and Tenant shall pay Landlord all expenses incurred in connection with the storage and/or disposition of such property.

               C. If, after the expiration of this Lease, Tenant shall without any express written agreement remain in possession of the Premises and continue to pay rent then such holding-over shall be deemed to be a holding upon a tenancy from month-to-month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed, at a monthly rent equivalent to 150% of the monthly installment paid by Tenant immediately prior to such expiration or the then current market rental rate, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party upon 10 days notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the Lease Term or, if so accepted, as relieving Tenant of its liability and obligations pursuant to this Section.

               D. No monetary payments by Tenant to Landlord after the termination of this Lease or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Lease Term or affect any notice given to Tenant before the payment of such money, it being agreed that after the service of notice, the commencement of suit, or final judgment granting Landlord possession of the Premises, Landlord may receive and collect any rent, or any other sums of money due under this Lease, or otherwise exercise Landlord's rights and remedies, and the payment of such sums, whether as rent or otherwise, shall not waive the notice or affect any pending suit or judgment obtained.

 Section 17.   SUBORDINATION AND ATTORNMENT.
               ----------------------------

               A. At Landlord's option, this Lease shall be subordinate to any present or future mortgage or dead of trust encumbering the Building, including any amendment, modification, or restatement, and to any and all advances made under any such mortgage or deed of trust. Tenant agrees that with respect to any of the foregoing, no documentation, other than this Lease, shall be required to evidence such subordination.

               B. If any holder of such mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust, and shall give written notice to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust, or its recording date.

               C. In confirmation of such subordination or superior position, as the case may be, Tenant shall execute such documents as may be required by Landlord or its mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to make this Lease prior to the lien of any mortgage or deed of trust, and failing to do so within 10 days after written demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents.

               D. Tenant agrees to attorn to all successor owners of the Building whether or not such ownership is acquired as a result of a sale, foreclosure, or otherwise.

 Section 18.   ESTOPPEL. Tenant agrees at any time and from time to time, upon
               --------
not less than 10 days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect is modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as Landlord may request. It is intended that any such statement may be relied upon by a prospective purchaser of all or any portion of Landlord's interest herein or a holder of any mortgage or deed of trust encumbering the Building. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more that 1 months rent has been paid in advance. Tenant shall also provide such other information as Landlord may reasonably require from time to time and, upon request, deliver to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing the statement of Tenant is properly authorized to do so.

 Section 19.   ENVIRONMENTAL.
               -------------

               A. Attached as EXHIBIT B is a report (the "ENVIRONMENTAL REPORT") prepared by a consultant reporting on Hazardous Substances (if any) at the Premises and/or Building. Tenant has reviewed the Environmental Report, has no objection to it, and accepts the Premises subject to any items noted in the Environmental Report. Landlord represents and warrants that to its knowledge it knows of no violation at the Building relating to Hazardous Substances other than as stated in the Environmental Report.

               B. Tenant shall: generate and store Hazardous Substances at the Premises only in amounts as are incident to and necessary for the normal operation of Tenant as permitted by this Lease; comply with all obligations imposed by applicable law, rules, regulations, or requirements regarding such generation and storage of Hazardous Substances, prohibit any generation, storage, or disposal of Hazardous Substances at the Premises except as permitted above; promptly deliver to Landlord complete copies of all notices received by Tenant from any governmental authority with respect to the generation, storage or disposal by Tenant of Hazardous Substances; promptly notify Landlord of any spills or accidents involving a Hazardous Substance; and permit reasonable entry to the Premises by Landlord for verification of Tenant's compliance with these provisions. Tenant shall install and maintain a self-contained system for collecting, retaining and disposing of Hazardous Substances and shall not allow any Hazardous Substances to enter subsurface soils or to be discharged into any sanitary or storm sewer system. Tenant agrees to utilize only transporters approved by the Environmental Protection Agency and State of Colorado to deliver to and remove Hazardous Substances from the Premises. Tenant shall indemnify and defend Landlord with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses including, without limitation, clean-up expenses, third party claims and environmental impairment expenses, and reasonable attorneys' fees and expenses) incurred by Landlord in connection with Tenant's generation, storage or disposal of Hazardous Substances. This indemnification by Tenant shall survive the termination or expiration of this Lease.

               C. On or before 10 days before the expiration date of the Lease Term, Tenant shall, at its sole cost and expense, update the Environmental Report, using the consultant who initially prepared the report or another licensed consultant reasonably acceptable to Landlord, to determine the environmental status of the Premises as of the date of that update. To the extent the update or any inspection by Landlord prior Tenant's delivery of the Premises to Landlord shows that Tenant has generated, stored or disposed of Hazardous Substances contrary to the provisions of this Lease, Tenant shall immediately, at its sole expense, commence and pursue to completion a remediation program as to such Hazardous Substances and shall, to Landlord's reasonable satisfaction, bring the Premises into an environmental condition equal or better than the condition disclosed under the initial Environmental Report described in A above. If Tenant fails to comply with the provisions of this Section prior to the expiration or earlier termination of the Lease Term, or prior to Tenant's vacating the Premises, then Landlord, in addition to Landlord's right to utilize all or any portion of any security deposit to satisfy Tenant's obligations hereunder, shall have the option of either considering this Lease as having ended or treating Tenant as a holdover Tenant in possession of the Premises, in which event, in addition to complying with all requirements of this Section and the Lease, Tenant shall pay monthly to Landlord double the Base Rent and other amounts payable under the Lease which Tenant would otherwise pay under this Lease until such time as Tenant fulfills its obligations under this Section, and during such holdover period all of the term of this Lease and Tenant's obligations hereunder shall remain in full force and effect.

               D. "HAZARDOUS SUBSTANCES" shall mean any chemical substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste", or "hazardous substance", or "regulated substance" under any federal, state or local statute, regulation or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and/or the Resource Conservation and Recovery Act; (iii) which is toxic, explosive, corrosive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the federal or state government or any political subdivision thereof, (iv) the presence of which causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property, (v) the presence of which an adjacent properties could constitute a trespass, (vi) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vii) which contains polychlorinated biphenyls (PCBs), or asbestos or urea formaldehyde foam insulation.

 Section 20.   SUBSTITUTED PREMISES.
               --------------------

               At any time during the Lease Term, Landlord shall have the right upon 90 days prior written notice to Tenant to substitute other space within the Building, or within other buildings owned by Landlord or related entities within the Inverness Business Park if no substitute space is then available in the Building, for the Premises (the "SUBSTITUTED PREMISES"). Tenant shall relocate to the Substituted Premises on the date set forth in Landlord's notice (to occur no sooner than 90 days after receipt by Tenant of the notice) and Landlord agrees to pay all reasonable moving expenses of Tenant incidental to the Substituted Premises, including the reasonable replacement of Tenant's improvements incidental to the Substituted Premises. If Landlord elects to exercise this right, the Substituted Premises shall be generally comparable space and contain approximately as much square footage as the originally Leased Premises and the rental rate shall remain as set forth in Paragraph a on page 1 of this Lease. Except for such revisions, the terms and provisions of the Lease shall be applicable to the Substituted Premises and the Substituted Premises shall be deemed to be the Premises under the Lease.

 Section 21.   AUTHORITIES/NOTICE.
               ------------------

               A. Except as otherwise provided, Landlord may act in any manner provided for herein through Landlord's Building manager or any other person who shall from time to time be so designated in writing.

               B. All notices, demands, statements or communications required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at the address on the first page of this Lease, or at the most recent address of which Landlord has notified Tenant in writing. All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when delivered personally to any officer (or a partner of Tenant if Tenant is a partnership or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Promises, to the address known to Landlord as

Tenant's principal office address. Either party shall have the right to designate in writing served as above provided a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in the Colorado Rules of Civil Procedure.

 Section 22.   RULES AND REGULATIONS.
               ---------------------

               The rules and regulations attached as EXHIBIT D ("RULES AND REGULATIONS") are hereby made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permined by Tenant to occupy or enter. the Premises, will at all times abide by them. Tenant agrees that Landlord may amend, modify, delete, or add to the Rules and Regulations of the use and care of the Premises and the Building and Common Areas, and agrees to comply with all such Rules and Regulations as amended, etc., upon notice to Tenant from Landlord thereof. If any Rules and Regulations are breached by Tenant or its employees, Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant.

 Section 23.   LIMITATION OF LANDLORD'S LIABILITY. Notwithstanding anything to
               ----------------------------------
the contrary contained herein, none of the partners (including any trustees or beneficiaries of trusts which are partners) of Landlord shall have any individual or personal liability for the performance or observance of Landlord's responsibilities and covenants hereunder, Landlord's liability under the Lease shall be limited to Landlord's interest in the Building and Common Areas.

 Section 24.   PARKING. Tenant (and its employees) shall be permitted, without a
               -------
parking charge except as provided below, to park up to the number of passenger vehicles determined in accordance with Paragraph G on page 1 of this Lease, on an unreserved basis, in the common parking areas as designated by Landlord from time to time for use by occupants of the Building. Tenant agrees to abide by those parking regulations and rules as may be established by Landlord (which may include Landlord's designation of reserved spaces and the requirement that vehicles bear a permanently affixed sticker) and, in the event a surcharge or regulatory fee may be imposed by any governmental agency with reference to parking, Tenant shall pay per vehicle, to Landlord in advance (monthly or on such other basis as may be imposed by the governmental agency) such surcharge or fee as additional rent under this Lease. Tenant agrees that no vehicles belonging to, or subject to the control of Tenant or its employees, shall be "stored" in the parking area (which for this purpose shall mean remaining stationary for a period of longer than 3 consecutive days).

 Section 25.   MISCELLANEOUS.
               -------------

               A. "LANDLORD" as used in this Lease shall mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of the title, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then owner of the Building) shall be automatically released from and after the date of such transfer or conveyance of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds held by Landlord or the then owner at the time of such transfer in which Tenant has an interest shall be turned over or otherwise credited to the grantee, and any amount then due and payable to Tenant by Landlord or the then owner under any provisions of this Lease shall be paid to Tenant.

               B. The termination or cancellation of this Lease shall the option of

Landlord, either terminate all subleases and subtenancies operate as an assignment to Landlord of any or all such subleases or subtenancies.

               C. The covenants in this Lease are independent and not dependent, and Tenant shall not be entitled to any setoff against rent or other amounts owing hereunder if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall not impair thi right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any Mortgagee and an opportunity granted to Landlord and such holder to correct such violation as provided in Section 15.G. If any provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, it is the intention of the parties that the remainder of this Lease shall not be affected and that in lieu of each provision of this Lease that is illegal, invalid, or unenforceable, there shall be added as a part of this Lease a provision as similar to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

               D. The captions to this Lease are added as a convenience and have no legal significance.

               E. Except as otherwise specifically set forth in this Lease, all terms, conditions,and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, provisions, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law. If more than one entity or person comprises the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

               F. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

               G. Nothing done by Landlord or Landlord's agents during the term hereof, including without limitation any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord unless agreed to by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing as herein stipulated shall he deemed to be other than on account of the earliest stipulated rent or other amounts. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

               H. Landlord shall have the right at any time to change the name of the Building, to increase the size of the Building and/or Common Areas by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building and/or Common Areas or to change the location and/or character of, or to make alterations of or additions to the Building and/or Common Areas. In the event any such additional buildings are constructed or Landlord increases the size of the Building and/or Common Areas, Landlord and Tenant shall execute an amendment to the Lease which incorporates such modifications, additions and adjustments to Tenant's Pro Rata Share, if necessary. Tenant shall not use the name and/or mark "Inverness," or other mark, name or logo belonging to Landlord or Southeast Venturers, alone or in conjunction with any words or symbols as a trade name, corporate name, trade mark, service mark or in another similar manner, without a prior written agreement from Southeast Venturers, or its successor-in-interest.

               I. Tenant agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations.

               J. So long as Tenant complies with the provisions hereof Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Lease Term without hindrance by Landlord or persons lawfully claiming by, through or under Landlord.

               K. Whenever the Lease provides for Landlord to consent or approve any action or documents, it is understood and agreed that such consent or approval shall be in Landlord's sole and absolute discretion, except where specifically provided that such consent or approval shall not be unreasonably withheld.

               L.   Time is of the essence hereof.

               M. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except as are specifically stated herein, and no amendment or modification of this Lease shall be valid or binding unless in writing and signed by the parties.

               N.   Tenant shall not record this Lease.

               O. Tenant and Landlord hereby waive any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease. If arbitration of any disputes is required by law, Landlord and Tenant hereby agree that such disputes shall be subject to binding arbitration between the parties in accordance with the commercial arbitration rules of the American Arbitration Association, with any such controversies being submitted to a panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association. However, the issue of possession shall not be subject to either jury trial or arbitration.

 Section 26.   SUBMISSION. Submission of this Lease for examination or signature
               ----------
by Tenant does not constitute a commitment or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

 Section 27.   OPTION TO EXTEND. As additional consideration for the covenant's
               ----------------
of Tenant hereunder, Landlord hereby grants unto Tenant an option the ("Option") to extend the term of the Lease for one (1) additional term of two years (the "Option Term"). The Option shall apply to all space then under the Lease at the time the Option Term would commence, and shall be on the following term and conditions.

               A. Written notice of Tenant's interest in exercising the Option shall be given to Landlord no earlier then twelve (12) months and no later than ten (10) months prior to the expiration of the Primary Lease Term ("TENANT'S NOTICE"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord shall give to Tenant notice of the terms, conditions and rental rate applicable during the Option Term, in accordance with subparagraph E below ("LANDLORD'S NOTICE").

               B. Tenant shall have fifteen (15) days following Tenant's receipt of Landlord notice of such exercise to Landlord under the terms, conditions, and rental rate set forth in Landlord's Notice. If Tenant timely exercises the Option, the Lease shall be deemed extended and thereafter the parties shall execute amendment to the Lease setting forth the terms of the extension.

               C. Unless Landlord is timely notified by Tenant in accordance with subparagraphs A and B above, it shall be conclusively deemed that Tenant does not desire to exercise the Option, and the Lease shall expire in accordance with its terms, at the end of the Primary Lease Term.

               D. Tenant shall not be in default under the Lease at the time of exercise of the Option or at the time of the commencement of the Option Term.

               E. The Option granted hereunder shall be upon the terms and conditions set forth herein, except that the rental to be paid by Tenant to Landlord during the Option Term shall be the market rental rate for a comparable building in the Southeast Denver Metropolitan Area, but in no event shall the rental rate be less than the rent which Tenant is paying immediately prior to the commencement of the Option Term. Such terms and conditions may include, among other things, net rent escalations, passthroughs and other matters then included in Landlord's standard lease form for the Building which it uses for the leasing of space to third parties.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seats the day and year first above written.

EIS, INC.,                              INVERNESS ASSOCIATES-373,
a California corporation                a Colorado general partnership

By: /s/ FRANK DIGIROLAMO                By:  Invernel Associates Joint Venture,
    ----------------------------             a Colorado joint venture, as agent

Title:  V.P. OPERATIONS
       -------------------------             By: /s/ GEORGE G. BEARDSLEY
                                                 -------------------------------
                                                       Authorized Signatory

Attest:

By: /s/ TONY HELD                       By:  Metropolitan Life Insurance
    ----------------------------             Company, a New York corporation,
                                             its general partner

Title:  CONTROLLER
       -------------------------
               "Tenant"                      By:  /s/ BRUCE READ
                                                 -------------------------------
                                                    Bruce Read, Vice President

                                                           "Landlord"

                               EXHIBIT CHECKLIST
                               -----------------

Exhibit A      Floor Plan and Plans and Specifications

Exhibit B      Environmental Report

Exhibit C      Rules and Regulations

                                   EXHIBIT A

                                   EXHIBIT B

                           #373 Inverness Drive East
                                  5,960 s.f.

Office Area
-----------

     1. Split existing offices A & B (see attached) into two offices each (four total) by adding two new walls and two new doors.
     2. Install 9 linear feet of cabinets, VCT flooring, sink with disposal in room C.
     3.  Shorten the glass vestibule at the front entry by one panel.
     4.  Repair the existing exterior concrete steps.
     5.  Repair and replace ceiling tiles, as needed.
     6.  Repaint office area.
     7. Recarpet with comparable carpet where existing in premises, except break room.

Warehouse
---------

     1.  Broom clean, otherwise "as-is".

Bathrooms
---------

     1. "As-is". In the event tenant desires, or is required for any reason, to expand or modify such facilities in any way, all said costs and improvements shall be Tenant's responsibility.

                                   EXHIBIT C
                                   ---------

     A. The sidewalks, entries, passages, corridors, stairways, and elevators of the Building and/or Common Areas shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators in the lobby of the Building.

     B. Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair the damage.

     C. No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the fight to designate the location of such articles in the Premises.

     D. No sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, not to exceed one name per 1,000 Rentable Square Feet of space contained in the respective premises, will be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises or otherwise), without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

     E. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on personal property kept therein, constitute a nuisance or waste, obstruct or interfere with the fights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

     F. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Promises without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises.

     G. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     H. No animals shall be allowed in the offices, halls, corridors, and elevators in the Building. No person shall disturb the tenants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

     I. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

     J. Tenant shall not allow anything to he placed on the outside of the Building nor shall anything be thrown by Tenant, Tenant's agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts of shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

     K. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shag first have been obtained. Two keys to the Promises and the toilet rooms, if locked by Landlord, will be furnished by Landlord, and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

     L. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies, and linings or blinds at all windows and hallways.

     M. If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

     N. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

     O. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours, should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

     P. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building, and any defacement, damage, or injury caused by Tenant, Tenant's agents or employees, shall be paid for by Tenant.


                                       2